UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 18, 2007
Quanex Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-5725	38-1872178
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 West Loop South, Suite 1500	77027
Houston, Texas (Address of principal executive offices)	(Zip Code)

(713) 961-4600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement
     Agreement and Plan of Merger
     On November 18, 2007, Quanex Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Gerdau S.A. (“Gerdau”), pursuant to which a U.S. wholly-owned subsidiary of Gerdau, Gerdau Delaware, Inc. (“Gerdau Delaware”), will merge with and into the Company, with the Company being the surviving corporation (the “Merger”).
     Subject to the terms and conditions of the Merger Agreement, upon completion of the Merger, each share of the Company’s common stock issued and outstanding will be converted into the right to receive cash consideration of $39.20, without interest.
     The Merger Agreement contains representations, warranties and covenants of both parties. Among other customary covenants, the Company has agreed that it will conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the consummation of the Merger and will refrain from taking certain actions during such period unless it obtains the prior written consent of Gerdau or Gerdau Delaware. The Board of Directors of the Company (the “Board”) has agreed, subject to certain conditions, to submit the Merger for approval to the stockholders and to recommend the approval of the Merger. The Company has agreed not to initiate or solicit or, subject to certain exceptions, discuss or negotiate proposals relating to alternative business combination transactions, or provide confidential information to any party in connection with any alternative business combination.
     The Merger is expected to be completed during the first calendar quarter of 2008 and is subject to the approval of the stockholders of the Company, the receipt of regulatory approvals and other customary closing conditions. The Merger is also subject to the completion of the spin-off of the Company’s building products division (the “Spin-Off” together with the Merger, the “Contemplated Transactions”). In the event that the Merger Agreement is terminated in connection with certain circumstances involving the approval by the Board of, or the Company entering into an agreement relating to, an alternative business combination, the Company is obligated to pay Gerdau a fee of $50,190,000.
     In the event that the Merger Agreement is terminated in connection with certain circumstances involving a second request from the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the existence of an order under U.S. federal or state antitrust law exists that would make the consummation of the Merger unlawful or in violation of any court order, Gerdau is obligated to pay the Company a fee of $60,000,000.
     The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which includes the documents that will effect the Spin-Off as exhibits, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.
     Rights Plan
     With regard to the Third Amended and Restated Rights Agreement dated as of September 15, 2004, between the Company and Wells Fargo Bank, N.A. as Rights Agent (the “Rights Plan”), the Board adopted a resolution to provide that (i) Gerdau and Gerdau Delaware each will not be deemed to be an “Acquiring Person” (as defined in the Rights Plan) as a result of consummating the Merger in accordance with the terms of the Merger Agreement; (ii) a “Stock Acquisition Date” or a “Distribution Date” (as such terms are defined in the Rights Plan) shall not occur as a result of the execution or delivery of the Merger Agreement, the consummation of the Merger and the other transactions contemplated by the Merger Agreement; (iii) the “Rights” (as defined in the Rights Plan) will not separate from the shares of the Company’s common stock or become exercisable solely as a result of entering into the Merger Agreement or consummation of the Merger and/or the other transactions contemplated thereby; and (iv) the Rights Plan will terminate and the Rights will expire immediately prior to the Effective Time (as defined in the Merger Agreement).

     Waiver and Release Agreements
     On November 18, 2007, the Board authorized and approved waiver and release agreements (the “Waivers”) with each of the following executive officers: Raymond A. Jean, Thomas M. Walker, Kevin P. Delaney, John J. Mannion, Paul A. Hammonds and Brent L. Korb (each, an “Executive”). The Waivers are conditioned upon the consummation of the Contemplated Transactions as well as the Executive being offered employment by the spun-off entity (“Spinco”) at a level of base pay and cash incentive bonus opportunities at or higher than the level the Executive has at present with the Company.
     The Waivers provide that the change-in-control agreements (the “CIC Agreements”) that are currently in place with each Executive will be deemed to have terminated immediately prior to the closing date of the Contemplated Transactions (the “Closing Date”), and the Executive will release the Company from all claims he may have had with respect to his CIC Agreement. In addition, the following will occur:
•	Effective at 11:59 p.m. on the date immediately preceding the Closing Date, any outstanding unvested stock options that the Executive holds on such date that were issued under an equity incentive plan maintained by the Company will immediately vest and be exercisable.
•	All restrictions on any restricted stock held by the Executive on the date immediately preceding the record date for the Spin-Off that was issued under an equity incentive plan maintained by the Company will immediately lapse, become free of restrictions and be transferable effective at 11:59 p.m. on such date.
•	Effective as of the Closing Date, the Executive will be fully vested in his entire account balance as of the Closing Date under the Company’s Deferred Compensation Plan or any portion of such plan that is spun-off to Spinco as a result of the Spin-Off.
•	Effective as of the Closing Date, the Executive’s accrued benefit under the Company’s Supplemental Benefit Plan will be spun-off to Spinco as a result of the Spin-Off.
•	Within 10 days of the Closing Date, the Company will pay the Executive:
•	If a performance unit award was granted to the Executive in 2005 pursuant to the Company’s 2003 Long-Term Incentive Plan, an amount equal to the number of units granted under the award times the target value of the award times 3/3; plus
•	If a performance unit award was granted to the Executive in 2006 under the Company’s 2006 Omnibus Incentive Plan, an amount equal to the number of units granted under the award times the target value of the award times 2/3; plus
•	An amount equal to the Executive’s bonus under the fiscal year 2008 bonus plan as determined by the Board times a fraction, the numerator of which is the number of days in the current fiscal year through the Closing Date and the denominator of which is 365.
     Pursuant to the Waivers, the Company will also cause Spinco to enter into a new change-in-control agreement and a severance agreement with each Executive. The severance agreement will provide a severance benefit in an amount equal to 12 months for Messrs. Korb, Hammond and Mannion, 18 months for Messrs. Delaney and Walker and 24 months for Mr. Jean of their respective base salary and a prorated bonus equal to the Executive’s bonus opportunity prorated through the date of severance if the Executive’s employment with Spinco is terminated by Spinco without “cause” or, if within the one-year period following the Closing Date, the Executive terminates his employment with “good cause,” as each such term will be defined in the severance agreement.

     The gross-up provisions of the CIC Agreements will apply to any payments, reimbursements or acceleration of vesting under the Waivers. Any disputes arising out of the Waivers will be submitted to arbitration.
     If the Contemplated Transactions fail to close or if the Company breaches any of the provisions of the Waivers or any other agreement required to be entered into under the terms of the Waivers, then the Waivers will be void and the CIC Agreements will remain in full force and effect.
     The foregoing description of the Waivers is qualified in its entirety by reference to the full text of the form of the Waivers, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 5.02(e)     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
     The information described above under the caption Waiver and Release Agreements under Item 1.01, Entry into a Material Definitive Agreement, is incorporated herein by reference.
Item 7.01     Regulation FD Disclosure
     This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
     On November 19, 2007, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time), the Company held a conference call to discuss the Merger. The presentation data for this conference call is included as Exhibit 99.2 and is incorporated herein by reference.
     On November 19, 2007, the Company issued a press release (the “Press Release”) announcing the approval of the Board of the Contemplated Transactions. The foregoing is qualified by reference to the Press Release, a copy of which is filed as Exhibit 99.3 hereto and is incorporated herein by reference.
IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
     The Company will file a proxy statement and other relevant documents concerning the Merger with the Securities and Exchange Commission (the “SEC”). The definitive proxy statement will be mailed to the Company’s stockholders. Investors and stockholders are urged to read the proxy statement when it becomes available and any other relevant documents filed with the SEC because they will contain important information. You will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by the Company free of charge upon request to our principal executive offices at 1900 West Loop South, Suite 1500, Houston, Texas 77027 or inquiry@quanex.com.
     The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Merger. Information regarding such persons and a description of their interests in the acquisition will be contained in the proxy statement when it is filed.

ITEM 9.01.     Financial Statements and Exhibits
(c)	Exhibits.

2.1	Agreement and Plan of Merger by and among Gerdau S.A., Gerdau Delaware, Inc. and Quanex Corporation, dated November 18, 2007.

99.1	Form of Waiver and Release Agreement between Quanex Corporation and certain of its executive officers.

99.2	Investor Slide Show.

99.3	Press release, dated November 19, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:     November 20, 2007

QUANEX CORPORATION
By:	/s/ Thomas M. Walker
Thomas M. Walker
Senior Vice President — Finance and Chief Financial Officer

Index to Exhibits

Item
Number	Exhibit
2.1	Agreement and Plan of Merger by and among Gerdau S.A., Gerdau Delaware, Inc. and Quanex Corporation, dated November 18, 2007.

99.1	Form of Waiver and Release Agreement between Quanex Corporation and certain of its executive officers.

99.2	Investor Slide Show.

99.3	Press release, dated November 19, 2007.